UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 31, 2012 (July 30, 2012)

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35439	71-1036989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(646) 937-6900
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.	Results of Operations and Financial Condition

On July 31, 2012, American Realty Capital Trust, Inc. (the “Company”) issued a press release, supplemental financial information, a letter to shareholders and a fact sheet with respect to its financial results for the six months ended June 30, 2012.

Copies of the press release, supplemental financial information, shareholder letter and fact sheet are furnished as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report on Form 8-K, respectively. Such information, including Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibits 99.1, 99.2, 99.3 and 99.4 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.	Regulation FD Disclosure

On July 30, 2012, the Company’s board of directors authorized and the Company declared a 2.14% increase in its current annual dividend. The annual dividend rate will be increased from $0.700 per share to $0.715 per share per annum. The new annual dividend rate will be payable commencing September 15, 2012 to stockholders of record on September 8, 2012.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Second quarter 2012 earnings release, dated July 31, 2012
99.2	Quarterly supplementary information for the period ending June 30, 2012
99.3	Shareholder Letter
99.4	Fact Sheet, as of June 30, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

July 31, 2012	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and President

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